Exhibit 99.1

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, NJ 07666

FOR IMMEDIATE RELEASE
Contact: David Nelson VP, Investor Relations & Treasury 201-498-8840 david.nelson@cognizant.com Press: Catherine Marenghi 781-223-8673 catherine.marenghi@cognizant.com

COGNIZANT REPORTS THIRD QUARTER 2010 RESULTS

— Revenue up 10% sequentially and 43% year-over-year

— Guidance for FY 2010 revenue growth increased to at least 38.8%

TEANECK, N.J.—November 1, 2010—Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting and business process outsourcing services, today announced its third quarter 2010 financial results.

Highlights—Third Quarter 2010

•	Quarterly revenue rose to $1.217 billion, up 10% sequentially and 43% from the year-ago quarter.

•	Quarterly diluted earnings per share (EPS) on a GAAP basis was $0.66, compared to $0.45 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense, was $0.69, compared to $0.48 in the year-ago quarter.

•	GAAP and non-GAAP diluted EPS includes the impact of $0.03 in net non-operating foreign currency exchange gains.

Revenue for the third quarter of 2010 rose to $1.217 billion, up 43% from $853.5 million in the third quarter of 2009. GAAP net income was $203.7 million, or $0.66 per diluted share, compared to $136.6 million, or $0.45 per diluted share, in the third quarter of 2009. Diluted EPS on a non-GAAP basis was $0.69. GAAP operating margin for the quarter was 18.8%. Excluding stock-based compensation expense of $14.1 million, non-GAAP operating margin was 19.9%, within the Company’s targeted 19-20% range. Earnings for the quarter included $7.6 million, or $0.03 per share, of net non-operating foreign currency exchange gains. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“Yet another strong quarter is continuing evidence that clients are not just seeking cost efficiencies, but are also stepping up investments in their business platforms and new capabilities to drive growth and innovation,” said Francisco D’Souza, President and Chief Executive Officer of Cognizant. “The success of our long-time reinvestment strategy positions us as a credible advisor to our clients, as we work with them to address the critical issues facing their businesses: the new generation of increasingly globalized and virtualized business models, the new generation of millennials as consumers and employees, and the new generation of transformative technologies such as cloud, social computing and mobility.”

2010 Outlook—Fourth Quarter and Full Year

The Company is providing the following guidance:

•	Fourth quarter 2010 revenue anticipated to be at least $1.27 billion.

•	Fourth quarter 2010 diluted EPS expected to be $0.64 on a GAAP basis and $0.68 on a non-GAAP basis, which excludes $0.04 of estimated stock-based compensation expense.

•	Fiscal 2010 revenue expected to be at least $4.55 billion, up at least 38.8% compared to 2009.

•	Fiscal 2010 diluted EPS expected to be at least $2.35 on a GAAP basis, and at least $2.50 on a non-GAAP basis, which excludes $0.15 of estimated stock-based compensation expense.

•	Due to continued volatility in the currency markets, EPS guidance excludes the impact of any future net non-operating foreign currency exchange gain or loss.

“We are pleased to have delivered two consecutive quarters of double-digit sequential revenue growth. Importantly, our growth was once again broad-based—across industries, service lines and geographies,” said Gordon Coburn, Chief Financial and Operating Officer, Cognizant. “In addition, our record level of cash generation is further evidence of our solid financial model. Despite the strengthening of the Indian rupee, we remain confident in our ability to maintain non-GAAP operating margins within our targeted range.”

Conference Call

Cognizant will host a conference call November 1, 2010 at 8:00 a.m. (ET) to discuss operating performance for the quarter. To participate in the conference call, domestic callers can dial (800) 374-0467 and international callers can dial (706) 679-3288 and provide the following conference ID number: 17711736.

The conference call will also be available live via the Internet by accessing the Cognizant web site at www.cognizant.com. Please go to the web site at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (800) 642-1687 for domestic callers or (706) 645-9291 for international callers and entering 17711736 from a half hour after the end of the call until 11:59 p.m. (ET) on Monday, November 8, 2010. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services. Cognizant’s single-minded passion is to dedicate our global technology and innovation know-how, our industry expertise and worldwide resources to working together with clients to make their businesses stronger. With over 50 global delivery centers and more than 95,600 employees as of September 30, 2010, we combine a unique global delivery model infused with a distinct culture of customer satisfaction. A member of the NASDAQ-100 Index and S&P 500 Index, Cognizant is a Forbes Global 2000 company and a member of the Fortune 1000 and is ranked among the top information technology companies in BusinessWeek’s Hot Growth and Top 50 Performers listings. Visit us online at www.cognizant.com.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs and applicable stock-based Indian fringe benefit tax, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs and applicable stock-based Indian fringe benefit tax which was repealed during the third quarter of 2009 retroactive to April 1, 2009, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense and applicable stock-based Indian fringe benefit tax for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Moreover, because of varying available valuation methodologies permitted under U.S. GAAP and the variety of award types that companies can use, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely, stock-based compensation that is recurring and applicable stock-based Indian fringe benefit tax expense. Stock-based compensation will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

-tables to follow-

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues	$1,216,913	$853,488	$3,281,787	$2,375,942

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	699,623	475,599	1,896,546	1,328,647
Selling, general and administrative expenses	262,632	193,806	692,172	530,681
Depreciation and amortization expense	26,359	22,301	75,838	65,032

Income from operations	228,299	161,782	617,231	451,582

Other income (expense), net:
Interest income	7,053	4,664	19,654	9,756
Other income (expense), net	7,924	(2,747)	(6,849)	7,016

Total other income (expense), net	14,977	1,917	12,805	16,772

Income before provision for income taxes	243,276	163,699	630,036	468,354
Provision for income taxes	39,577	27,127	102,662	77,395

Net income	$203,699	$136,572	$527,374	$390,959

Basic earnings per share	$0.68	$0.47	$1.76	$1.34

Diluted earnings per share	$0.66	$0.45	$1.71	$1.30

Weighted average number of common shares outstanding—Basic	301,717	293,664	299,830	292,538

Weighted average number of common and dilutive shares outstanding—Diluted	309,619	302,582	308,257	299,949

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	September 30, 2010	December 31, 2009
Assets
Current Assets
Cash and cash equivalents	$1,317,077	$1,100,930
Short-term investments	611,739	298,402
Trade accounts receivable, net of allowances of $23,722 and $16,465, respectively	919,563	626,288
Unbilled accounts receivable	145,573	82,952
Deferred income tax assets, net	69,159	73,791
Other current assets	171,569	125,205

Total Current Assets	3,234,680	2,307,568
Property and equipment, net	521,497	481,516
Long-term investments	—	151,131
Goodwill	222,844	192,372
Intangible assets, net	89,517	75,757
Deferred income tax assets, net	105,322	80,618
Other assets	72,419	49,278

Total Assets	$4,246,279	$3,338,240

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$93,945	$54,640
Deferred revenue	57,952	51,605
Accrued expenses and other current liabilities	652,272	540,363

Total Current Liabilities	804,169	646,608
Deferred income tax liabilities, net	6,076	—
Other noncurrent liabilities	68,850	38,455

Total Liabilities	879,095	685,063
Stockholders’ Equity	3,367,184	2,653,177

Total Liabilities and Stockholders’ Equity	$4,246,279	$3,338,240

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(In thousands, except per share amounts)

	Three Months Ended September 30,				Three Months Ended September 30,
	2010 GAAP	2010 Adjustments		2010 Non-GAAP	2009 GAAP	2009 Adjustments		2009 Non-GAAP
Income from operations	$228,299	$14,109	(a)	$242,408	$161,782	$10,589	(c)	$172,371

Operating margin	18.8%	1.1	%(a)	19.9%	19.0%	1.2	%(c)	20.2%

Diluted earnings per share	$0.66	$0.03	(e)	$0.69	$0.45	$0.03	(e)	$0.48

	Nine Months Ended September 30,				Nine Months Ended September 30,
	2010 GAAP	2010 Adjustments		2010 Non-GAAP	2009 GAAP	2009 Adjustments		2009 Non-GAAP
Income from operations	$617,231	$42,044	(b)	$659,275	$451,582	$32,950	(d)	$484,532

Operating margin	18.8%	1.3	%(b)	20.1%	19.0%	1.4	%(d)	20.4%

Diluted earnings per share	$1.71	$0.11	(e)	$1.82	$1.30	$0.09	(e)	$1.39

Notes:

(a)	Adjustment to exclude stock-based compensation of $14,109 from income from operations of which $2,850 was reported in cost of revenues and $11,259 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations. During the quarter ended September 30, 2009, the repeal of the Indian fringe benefit tax, retroactive to April 1, 2009, was enacted into law. Accordingly, stock-based Indian fringe benefit tax expense was not recorded in the quarter ended September 30, 2010.
(b)	Adjustment to exclude stock-based compensation of $42,044 from income from operations of which $9,889 was reported in cost of revenues and $32,155 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations. During the quarter ended September 30, 2009, the repeal of the Indian fringe benefit tax, retroactive to April 1, 2009, was enacted into law. Accordingly, stock-based Indian fringe benefit tax expense was not recorded in the nine month period ended September 30, 2010.
(c)	Adjustment to exclude stock-based compensation of $11,856 and stock-based Indian fringe benefit tax (income) of ($1,267) from income from operations of which $3,072 was reported in cost of revenues and $7,517 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations. During the quarter ended September 30, 2009, the repeal of the Indian fringe benefit tax, retroactive to April 1, 2009, was enacted into law. Accordingly, the stock-based Indian fringe benefit tax expense of $1,267 recorded in the quarter ended June 30, 2009 was reversed in the quarter ended September 30, 2009, resulting in a reduction of expenses.
(d)	Adjustment to exclude stock-based compensation of $32,005 and stock-based Indian fringe benefit tax of $945 from income from operations of which $11,660 was reported in cost of revenues and $21,290 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(e)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit and stock-based Indian fringe benefit tax expense, if any. The stock-based Indian fringe benefit tax expense is a nondeductible expense since the cost is recovered from employees.